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                                                                  EXHIBIT 10.10

                           SECOND AMENDMENT AGREEMENT

        This Second Amendment Agreement ("Second Amendment Agreement") is entered into this May 19, 2003 by and between Lions Gate Entertainment Corp and its subsidiaries ("Employer") and Marni Wieshofer ("Employee"). It amends that certain Amendment Agreement between Employer and Employee dated as of the 10th day of August, 2002 ("First Amendment Agreement") and by extension that certain Employment Agreement ("Agreement") by between Employer and Employee, dated as of August 26, 2000.

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lions Gate and Employee agree to amend the First Amendment Agreement and by extension the Agreement as set for herein below:

        The paragraph numbers below correspond to the paragraph numbers in the First Amendment Agreement and by extension the Agreement.

        PARAGRAPH 2 OF THE FIRST AMENDMENT AGREEMENT AND BY EXTENSION THE AGREEMENT SHALL BE DEEMED DELETED AND THE FOLLOWING PARAGRAPH SHALL BE INSERTED IN ITS PLACE:

        2. Term: Paragraph 2 shall be deemed deleted from the Agreement in its entirety and the following Paragraph shall be inserted in its place.

        The Term of the Agreement shall end on November 26, 2003, unless terminated earlier as set forth below or as described under the other provisions of this Agreement:

        As of the Effective Date, Employee shall have the affirmative duty to engage in reasonable good faith efforts to secure other employment ("Third Party Employment"). In the event that Employee does secure Third Party Employment with compensation equal to the market rate for a person of Employee's skill, training and experience, Employee shall be entitled to accept such Third Party Employment. This Agreement shall be deemed terminated as of the date that Employee accepts such Third Party Employment opportunity and Lions Gate shall have no further obligations to Employee except to pay Employee, on a monthly basis, through November 26, 2003, the difference between the compensation Employee would have earned under this Agreement (inclusive of the housing allowance) and the compensation Employee earns in connection with the Third Party Employment ("Mitigated Payment"). For the purpose of clarity, after taking into consideration Employee's housing allowance, Employee's monthly compensation under this Agreement is equal to $25,833.34. Lions Gate shall have the right to make all required deductions and withholdings in connection with the Mitigated Payment.

        In addition, Employee shall be entitled to a bonus of $20,000 upon execution hereof. Employee acknowledges that Employee is in receipt of this bonus.

        Employee shall not be entitled to structure her Third Party Employment arrangement with purpose of increasing the amount of the Mitigated Payment. It shall be material breach of this Agreement and Lions Gate shall have the right to terminate Employee for cause in the event that Employee structures her Third Party Employment agreement with the effect of Employee receiving reduced compensation under such Third Party Employment



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        agreement prior to November 26, 2003 and increased compensation at a point in time after November 26, 2003.

        Notwithstanding the foregoing, in the event that Employee's work-load is substantially and in effect full-time employment (i.e. in excess of thirty five hours per week), Employee shall not have the affirmative duty to engage in reasonable good faith efforts to secure Third Party Employment, but Employee may do so at Employee's election.

        In the event that Employee secures Third Party Employment, Employee shall nonetheless remain reasonably available to Lions Gate (even after commencing such Third Party Employment) for the purpose of consulting with Lions Gate and transferring Employee's knowledge, information, and files pertaining to Lions Gate to other executives at Lions Gate. Employee shall also make herself reasonably available to testify at any legal proceedings pertaining to Lions Gate where her testimony may be required.

         In the event that Employee has not secured Third Party Employment by August 26, 2003, then, unless Employee so requests, Lions Gate shall not assign Employee any substantial employment responsibilities after such date.

        PARAGRAPH 5 OF THE FIRST AMENDMENT AGREEMENT AND BY EXTENSION THE AGREEMENT SHALL BE DEEMED DELETED AND THE FOLLOWING PARAGRAPH SHALL BE INSERTED IN ITS PLACE:

        5: Options: Paragraph 5(c) and (d) shall be deemed deleted from the Agreement in their entirety and the following Paragraph 5(c) shall be inserted in its place:

        "5(c). Employee (or Employee's estate in the event of the death of Employee) shall have twelve months from November 23, 2003 to exercise all vested stock options."

        The 25,000 stock options that are scheduled to vest on August 23, 2003 shall vest on the earlier of August 23, 2003 or Employee's last day of employment whenever such day may be.

        The remaining terms of the Agreement and the First Amendment Agreement, as amended hereby, to remain in full force and effect.



DATED: __________________, 2002              DATED: ________________, 2003

                                             FOR Lions Gate Entertainment Corp.

________________________________             By  ------------------------------
                                             Its ------------------------------
Marni Wieshofer
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